UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Americold Realty Trust (the “Company”) filed with the Securities and Exchange Commission on September 4, 2018 (the “Original Form 8-K”), which reported, among other things, the appointment of Carlos Rodriguez to serve as Executive Vice President and Chief Operating Officer of the Company. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2018, Americold Logistics, LLC, a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Rodriguez. The principal terms of the employment agreement are summarized below.

The employment agreement with Mr. Rodriguez provides for a term beginning on September 4, 2018 (the “Commencement Date”) and continuing for an indefinite period of time, unless otherwise terminated by Mr. Rodriguez or by the Company, as provided in the employment agreement. The employment agreement provides for an initial base salary for Mr. Rodriguez of $500,000. In addition, Mr. Rodriguez will be eligible to receive a one-time lump sum sign-on bonus of $250,000, payable in April 2019 subject to continued employment through the date of payment (the “Sign-On Bonus”). Mr. Rodriguez will also be entitled to participate in the annual short-term incentive plan (“STIP”) bonus based on the achievement of specified financial and individual goals. If these goals are achieved, Mr. Rodriguez may receive an annual STIP cash bonus equal to 60% of his base salary if target performance objectives are achieved, and 90% of his base salary if maximum target performance objectives are achieved. Mr. Rodriguez will also be entitled to participate in all insurance and other benefit plans that the Company offers to its U.S. employees generally, as in effect from time to time.

Mr. Rodriguez’s employment agreement provides for (i) a one-time grant of 12,000 time-based restricted stock units under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) that will vest ratably on the first and second anniversaries of the grant of such award, subject to continued employment from the date of grant through such vesting dates and (ii) a one-time grant of 28,000 peformance-based restricted stock units under the 2017 Plan that will vest subject to attainment of a total shareholder return (calculated as the change in our share price plus dividends paid over the measurement period, with compound annual returns) target established by our compensation committee over a three-year cumulative performance period, which will vest 100%, to the extent the performance target is achieved at the end of such period. We refer to these two grants of restricted stock units as the Sign-On Grants. Mr. Rodriguez will also be eligible to participate in the 2017 Plan at such times as our compensation committee or our board of trustees determines.

Mr. Rodriguez’s employment agreement contains restrictive covenants regarding non-competition and non-solicitation during the period of employment and the one-year period thereafter, as well as indefinite covenants regarding confidentiality of information, our property and intellectual property and non-disparagement. In the event of a material breach of such covenants, the Company will retain the ability to withhold unpaid, or recover previously paid, severance payments (as described below) or to cause unvested stock based awards held by Mr. Rodriguez to be forfeited.

In the event of a termination of Mr. Rodriguez’s employment by the Company without “Cause” or by Mr. Rodriguez for “Good Reason” (each as defined in Mr. Rodriguez’s employment agreement), Mr. Rodriguez will be entitled to the following severance benefits, provided that Mr. Rodriguez executes and does not revoke a general release of claims in favor of the Company:

•	an amount equal to Mr. Rodriguez’s annual base salary for a period equal to 12 months;

•

pro rata STIP bonus based on number of days employed during the bonus period (to the extent that performance metrics relating to bonus are met at the end of the bonus period as determined after the year-end audit); and

•

payment or reimbursement of welfare plan coverage (other than short-term and long-term disability plans), including COBRA premiums for group health coverage for Mr. Rodriguez and his eligible dependents, for up to 12 months.

If Mr. Rodriguez’s employment is terminated by the Company without Cause or by Mr. Rodriguez for Good Reason within 12 months following a “Change in Control” (as defined in Mr. Rodriguez’s employment agreement), the employment agreement also provides that the Sign-On Grants will become vested and any other performance based restricted stock units held by Mr. Rodriguez will vest based on actual performance through the termination date.

If Mr. Rodriguez’s employment is terminated without Cause, or Mr. Rodriguez voluntarily resigns without Good Reason, or in the case of Mr. Rodriguez’s death or disability, Mr. Rodriguez will be entitled to receive any accrued and unpaid base salary, as well as any accrued benefits and unreimbursed business expenses incurred through the date of termination, death or disability.

If Mr. Rodriguez’s employment is terminated by the Company for Cause or by Mr. Rodriguez without Good Reason any time prior to the first anniversary of the Commencement Date, then Mr. Rodriguez must refund 100% of his Sign-On Bonus. If Mr. Rodriguez’s employment is terminated by the Company for Cause or by Mr. Rodriguez without Good Reason any time following the first anniversary and prior to the second anniversary of the Commencement Date, then Mr. Rodirguez must refund 50% of his Sign-On Bonus.

The foregoing description of Mr. Rodriguez’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached to this amendment to the Current Report on Form 8-K/A as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Employment Agreement, dated September 11, 2018, by and between AmeriCold Logistics, LLC and Carlos Rodriguez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2018

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name:	Marc Smernoff
Title:	Chief Financial Officer and Executive Vice President